UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2005

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(ZipCode)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2005, Virginia Electric and Power Company (Virginia Power), a subsidiary of Dominion Resources, Inc. (Dominion), and PJM Interconnection, L.L.C. (PJM) signed the PJM South Transmission Owner Agreement. The agreement is effective May 1, 2005 and transfers functional control of Virginia Power’s transmission facilities to PJM.

On April 21, 2005, Dominion’s Organization, Compensation and Nominating committee entered into a supplemental retirement agreement with James L. Sanderlin that provides for certain lifetime benefits upon retirement. The agreement has been included as Exhibit 10.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 22, 2005, Mr. Thomas E. Capps, Chairman and Chief Executive Officer (CEO) of Dominion, announced that he would relinquish his CEO title within one year.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10.1	Agreement between PJM Interconnection, L.L.C., and Virginia Electric And Power Company (filed herewith)

10.2	Supplemental Retirement Agreement between Dominion and James L. Sanderlin (filed herewith).

99	Dominion press release dated April 22, 2005 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson
Vice President and Corporate Secretary

Date: April 26, 2005